Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$8,313,837
Unrealized Gain (Loss) on Market Value of Futures	(10,787,494)
Interest Income	6,708
ETF Transaction Fees	3,000
Total Income (Loss)	$(2,463,949)

Expenses
Investment Advisory Fee	$36,083
Brokerage Commissions	4,812
NYMEX License Fee	1,389
Non-interested Directors' Fees and Expenses	298
Prepaid Insurance Expense	126
Other Expenses	12,710
Total Expenses	55,418
Expense Waiver	(3,689)
Net Expenses	$51,729
Net Gain (Loss)	$(2,515,678)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/09	$83,360,690
Withdrawals (600,000 Units)	(20,653,382)
Net Gain (Loss)	(2,515,678)

Net Asset Value End of Period	$60,191,630
Net Asset Value Per Unit (1,800,000 Units)	$33.44

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502